SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  ------------


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 13, 2006

                                Youbet.com, Inc.

                 ----------------------------------------------

             (Exact name of registrant as specified in its charter)


   Delaware                         0-26015                     95-4627253
----------------                ---------------             ------------------
(State or other                (Commission File              (I.R.S. Employer
jurisdiction of                 Number)                     Identification No.)
incorporation)



              5901 De Soto Avenue
           Woodland Hills, California                            91367

         --------------------------------                    ------------
     (Address of principal executive offices)                  (Zip Code)


                                 (818) 668-2100
                            -----------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On January 8, 2007, Youbet.com, Inc. (the "Company") announced Michael D. Nelson, age 52, had been appointed Chief Accounting Officer and Corporate Controller of the Company. A copy of the Company's press release regarding this announcement is being filed with this report as Exhibit 99.1. Mr. Nelson accepted his appointment as of December 13, 2006 and started with the Company on January 2, 2007.

     Prior to joining the Company and since November 2004, Mr. Nelson was employed as Vice President Controller of Point.360, Burbank, California, a post-production company listed on the NASDAQ. From January 2003 to November 2004, Mr. Nelson was employed as Corporate Controller of BMK Inc. Prior to that, from June 2000 to October 2002, Mr. Nelson was Controller of Virgin Records America.

     There were no special arrangements or understandings pursuant to which Mr. Nelson was selected as Chief Accounting Officer and Corporate Controller, other than the Company's offer letter described below. There are no family relationships between Mr. Nelson and any director or executive officer of the Company. Since the beginning of 2005, neither Mr. Nelson, nor any of his immediate family members, nor any organization or entity in which he has a direct or indirect ownership interest of 10% or more, has engaged in, or is a party to any proposed transaction, or had or will have a direct or indirect material interest in any transaction, in which the Company was or is to be a participant.

     The terms of Mr. Nelson's employment as presently agreed are reflected in the offer letter of the Company to Mr. Nelson dated December 12, 2006, and accepted December 13, 2006. Pursuant to this letter Mr. Nelson will receive an annual base salary of $200,000 and be eligible to participate in the Company's bonus program, with the potential to receive a maximum 25% bonus at the end of each calendar quarter, subject to the Company's financial results and the assessment of his performance. Mr. Nelson also received options to purchase 50,000 shares of the common stock, granted pursuant to the Youbet.com Equity Incentive Plan and effective as of January 2, 2007. The stock options vest in four equal installments as of the first, second, third and fourth anniversaries of Mr. Nelson's commencement date, and will expire on January 2, 2017.

     The foregoing description summarizes the material terms of Mr. Nelson's offer letter and is qualified in its entirety by reference to the full text of the offer letter filed with this report as Exhibit 99.2, which is incorporated by reference herein.

Item 9.01.        Financial Statements and Exhibits.

                  (a)      Not Applicable.

                  (b)      Not Applicable.

                  (c)      Not Applicable.

                  (d)      Exhibits:

                           99.1     Press Release dated January 8, 2007.

                           99.2 Youbet.com, Inc. Offer Letter to Michael D. Nelson, dated December 12, 2006 and accepted December 13, 2006.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    YOUBET.COM, INC.




Date: January 8, 2007               By:   /s/ Gary W. Sproule
                                          -----------------------------------
                                          Gary W. Sproule
                                          Chief Financial Officer

                                                                 Exhibit 99.1



For Immediate Release                                Contact:   Hud Englehart
                                                              Beacon Advisors
                                                                 312-222-5801


                Nelson Named Youbet.com Chief Accounting Officer

      Woodland Hills, CA, January 8, 2007 - Youbet.com, Inc. (NASDAQ:UBET) announced today that Michael Nelson has been named the company's chief accounting officer and corporate controller. Nelson, who has extensive experience with financial controls for content production and manufacturing companies in the film and production industries, assumed his position on January 2, 2007. He reports to Youbet CFO Gary W. Sproule.

     Nelson joins Youbet from Point.360 in Burbank, CA, where he was Vice President and Controller from 2004 to 2006 for this publicly traded (NASDAQ:PTSX) post-production company responsible for Sarbanes Oxley compliance, corporate accounting and public reporting. From 2003 to 2004 he was controller for BMK, Inc. until the content distribution company moved its offices to Texas.

     Nelson became the controller for Virgin Records America in Beverly Hills, CA, in 2000. There he managed the accounting activities of eight music companies and eleven joint ventures and was involved with the record company's forecasting and planning, accounts payable and receivables, purchasing, and accounting systems development and implementation until 2002 when the company shifted operations to New York.

     Prior to his time at Virgin, Nelson was the top financial officer for three manufacturing concerns in southern California. From 1985 to 1999 at Consolidated Film Industries, HGP Industries and L.A. Stocktab, Inc. he managed a full range of accounting and finance activities including strategic planning, capital management, tax, order entry, production inventory control and risk management.

     Nelson began his career in 1979 as an accountant with PriceWaterhouseCoopers. He is a high honors graduate of the University of California at Santa Barbara with a bachelor of arts degree in accounting. He is a member of the American Institute of Certified Public Accountants and the Institute of Management Accountants.

About Youbet

     Youbet.com is a diversified provider of technology and pari-mutuel horse racing content for consumers through Internet and telephone platforms and is a leading supplier of totalizator systems, terminals and other pari-mutuel wagering services and systems to the pari-mutuel industry through its United Tote subsidiary. Youbet.com's International Racing Group subsidiary is the only pari-mutuel rebate provider to be licensed by a U.S. racing regulatory jurisdiction.

     Through its website, Youbet offers members commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, phone wagering, race replays, simultaneous multi-race viewing and value-added handicapping products.

     Youbet.com's Players TrustSM revolutionized advanced deposit wagering by placing player deposits in the custody of a major U.S. financial institution. The Youbet AdvantageSM Player Rewards Program is the only player incentive program of its kind in the U.S. pari-mutuel market; and Youbet's play-for-points racing education website -- www.Youbet.net -- is helping to attract new fans to racing. Youbet.com is an official online wagering platform of Churchill Downs Incorporated and the Kentucky Derby and is the exclusive provider of horse racing content for CBS SportsLine.com. More information on Youbet.com can be found at www.youbet.com.



                                    # # # # #

                                                                  Exhibit 99.2


                             [Youbet.com Letterhead]


December 12, (2006)



Michael Nelson
1531 Winchester Avenue
Glendale, CA  (91201)

Dear Michael:

It is with pleasure that we offer you a position as the Chief Accounting Officer and Corporate Controller of Youbet.com, Inc. (the "Company"). The purpose of this letter is to confirm the basic financial and other terms of our offer to you:

     1. You will receive an annual base salary of $200,000, payable in equal bi-weekly installments and prorated as of your start date. Your base salary is earned and payable only while you are employed by the Company. You will be eligible to participate in the Youbet.com bonus program, with the potential to receive a maximum 25% bonus at the end of each calendar quarter, depending upon Youbet.com's financial results and the assessment of your performance by your supervisor.

     2. Subject to final ratification by Youbet.com's Board of Directors, you shall be granted, on your commencement date 50,000 stock options pursuant to the Youbet.com Equity Incentive Plan, subject to your execution of a customary form of stock option agreement. The stock options (i) will have an exercise equal to the closing price of Youbet.com's common stock on your commencement date, (ii) shall expire on the ten-year anniversary of your commencement date, and (iii) shall vest, subject to terms of the Equity Incentive Plan and the stock option agreement, in four equal installments as of the first, second, third and fourth anniversaries of your commencement date.

     3. During your employment, you will be eligible to participate in such employee benefit programs and perquisite arrangements (collectively, "Benefit Plans") as are made available to similarly titled employees, in accordance with the terms and conditions thereof. The Company reserves the right to modify, suspend or discontinue any one or more of its Benefit Plans, at any time without notice to, or recourse by, you, so long as such action is taken generally with respect to other

     4. You will receive 4 weeks (20) vacation days per year
(accrued daily), plus regular holidays and PTO days as determined on an annual basis.

     5. This offer is conditioned upon your compliance with certain standard corporate policies and procedures, and your execution of our customary employee confidentiality, insider trading and other agreements, and subject to be completion of a satisfactory reference check, background check and drug test.

     6. This letter will also confirm our mutual understanding that your employment is "at-will" - that is, you may resign at any time and for any reason, and similarly, the Company may terminate your employment at any time and for any reason. This at-will relationship may not be modified, except by a written agreement between you and the Company, signed by the Chief Executive Officer.

     7. Except as set forth above, your execution of this letter shall confirm that you are not relying on any representations, either oral or written, in accepting this offer of employment.

Please sign the original copy of this letter confirming your acceptance, and return it to me no later than December 18, 2006.

If you have any questions concerning our benefit programs or other employment-related matters, please feel free to call me.


Sincerely,

/s/ Archi Padilla


Archi Padilla
Vice President
Human Resources and Administration



Accepted this 13 day of December, 2006; my start date will be January 2, 2007.


/s/ Michael D. Nelson

____________________________________________
Michael D. Nelson